SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15 (d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 1999

                               THE CIT GROUP, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                             1-1861          13-2994534
(State or other jurisdication)       (Commission)    (I.R.S. Employer)
of incorporation)                    File Number)    Identification No.)

                           1211 Avenue of the Americas
                            New York, New York 10036
                    (Address of principal executive offices)

Registrant's telephone number, including area code;        (212) 536-1390

      Item 5. Other Events.

     On August 5, 1999, The CIT Group, Inc. ("CIT") and Newcourt Credit Group Inc. ("Newcourt") issued a press release (the "Acquisition Release") announcing that they had entered into an amended and restated agreement (the "New Agreement") pursuant to which CIT would acquire Newcourt. The Acquisition Release and the New Agreement are filed herewith and incorporated in their entirety in this Item 5 by reference. Certain information included in an analysts' presentation (the "Analysts' Presentation") given by CIT if filed herewith and incorporated by reference in its entirety in this Item 5. On August 5, 1999, CIT also issued a press release (the "Earnings Release") announcing CIT's financial result for the quarter and six months ended June 30, 1999. The Earnings Release is filed herewith and incorporated in its entirety in this Item 5 by reference.

                                  Exhibit Index

Exhibit
No.    Description
---    -----------

2 Amended and Restated Agreement and Plan of Reorganization, dated as of August 5, 1999 between The CIT Group, Inc. and Newcourt Credit Group Inc.

99.1    Acquisition Release, dated August 5, 1999.

99.2    Earnings Release, dated August 5, 1999.

99.3 Certain information included in an analysts' presentation given by The CIT Group, Inc. on August 5, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    The CIT Group, Inc.

                    By: /s/ Joseph M. Leone
                       ---------------------------
                       Joseph M. Leone
                       Executive Vice President and
                       Chief Financial Officer

Date:   August 6, 1999